UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2017

ANTHERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34637	20-1852016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 10, 2017,  The Nasdaq Stock Market (“Nasdaq”) notified Anthera Pharmaceuticals, Inc. (“the Company”) that the bid price of the Company’s listed common stock was not in compliance with the continued listing requirements due to the bid price closing at less than $1.00 per share over the previous 30 consecutive business days.  To regain compliance, the bid price of the Company’s common stock was required to close at $1.00 per share or more for a minimum of 10 consecutive business days.  On May 16, 2017, the Company received notification from Nasdaq that bid price of Anthera’s common stock closed at more than $1.00 per share for 10 consecutive business days from May 1, 2017 through May 12, 2017, bringing the Company back in compliance with the minimum bid price listing requirement.

On May 15, 2017, the Company received a letter from Nasdaq informing the Company that its most recent Form 10-Q for the period ended March 31, 2017 reported stockholders’ equity fell below the minimum of $10,000,000 for continued inclusion under Listing Rule 5450(b)(1)(A). The letter stated that the Company may submit a plan to regain compliance to Nasdaq within 45 days of receipt of the letter.  The Company intends to do so. If the plan is accepted, Nasdaq can grant an extension of up to 180 days for the Company to regain compliance. The letter has no immediate effect on the listing of the Company's common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2017	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu
Senior Vice President, Finance and Administration